Exhibit 10.59

AGREEMENT

dated as of October 29, 2007

by and among

AVI BioPharma, Inc.,

AVI Shareholder Advocacy Trust,

The Shareholder Advocate LLC, and

Richard Macary

This SHAREHOLDER’S TRUST AGREEMENT dated as of October 29, 2007 (this “Agreement”) is made and entered into by and among AVI BioPharma, Inc., an Oregon corporation (the “Company”), the AVI Shareholder Advocacy  Trust, a Delaware trust (“Trust”), The Shareholder Advocate LLC, a Delaware limited liability company, (“Managing Trustee”) and Richard Macary (“Macary”) (each a “Party” and, collectively, the “Parties”).

WHEREAS, the Trust was formed with its central goal to improve the quality of the Company’s management;

WHEREAS, the Managing Trustee is the trustee in charge of the management of the Trust;

WHEREAS, Macary is the sole manager and a member of the Managing Trustee;

and

WHEREAS, the Parties wish to provide for representation on the Board of Directors of the Company (the “Board of Directors”) for two (2) directors nominated by the Trust; all as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.             DEFINITIONS

1.1          Definitions.

(a)             Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Agreement:

“Affiliate” has the meaning assigned thereto in Rule 12b-2 promulgated under the Exchange Act.

“Bylaws” means the Amended and Restated Bylaws of the Company, as the same may be amended and restated from time to time.

“Articles of Incorporation” means the Articles of Incorporation of the Company, as the same may be amended and restated from time to time.

“Commission” means the Securities and Exchange Commission.

“Director Termination Date” means the earliest of:  (i) the first date on which (x) any member of the Restricted Group engages in any of the activities prohibited by Article IV if such violation is not wholly cured within three (3) business days following written notice thereof by the Company, (y) any member of the Restricted Group engages in a Schedule 13D Transaction, or (z) the filing of an amendment to the Schedule 13D previously filed by certain of the Restricted Group with the Commission indicating that any member of the Restricted Group has a plan or proposal to engage in, or that it has engaged in, a Schedule 13D Transaction (other than an amendment filed following the execution and delivery of this Agreement announcing such execution and delivery or subsequent filings necessitated by the terms of this Agreement and actions by the parties hereunder);  or (ii) the first date on which there shall be no Restricted Group Directors then in office as members of the Board of Directors and the Restricted Group Designee shall not have named a successor to any of the Restricted Group Directors in accordance with Section 2.1 hereof.

“Equity Securities” means Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, or any stock exchange or market in which the Common Stock is listed for trading or traded.

“Independent Director” means any member of the Board of Directors who is an independent director as defined in Rule 4200(15) of the Nasdaq Marketplace Rules (as currently in effect and as may be amended from time to time) and as defined in any other applicable securities laws, rules or regulations.

“Person” means any individual, corporation, limited liability company, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

“Representatives” of any Person means such Person’s managers, trustees, directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives of such entity.

“Restricted Group” means, collectively, (i) the Trust, (ii) the Managing Trustee, (iii) Macary,  (iv) any and all Affiliates of any of the Persons described in clauses (i) through (iii), (v) any Person as to which voting power over Voting Securities, directly or indirectly, is controlled or shared by any of the Persons described in clauses (i) through (iii), (vi) the then current trustee, managers, officers, directors, or employees of any Person described in clauses (i) through (iii) above, (vii) with respect to any Person described in clauses (i) through (vi) above who is an individual, (a) any and all immediate family members of such Person, (b) the heirs, executors, personal representatives and administrators of any of the foregoing Persons, (c) any and all trusts established for the benefit of any of the foregoing Persons, and (d) any and all charitable foundations the investment decisions of which are controlled by any of the foregoing Persons, and (vii) the other members of any and all groups (within the meaning of Section 13(d)(3) of the Exchange Act) of which any Person described in clauses (i) through (vi) above is a member.

“Restricted Group Designee(s)” means Macary and any other individuals subsequently designated from time to time by the Restricted Group; provided, however, that no individual who is an officer, director, partner or shareholder of any competitor of the Company or any of its subsidiaries (other than a shareholder which owns less than 5% of the voting stock or power of a competitor which is a publicly-traded company) shall serve as a Restricted Group Designee.

“Restricted Group Directors” means the individuals named to the Board of Directors in accordance with Section 2.1 below.

“Schedule 13D Transaction” means any action or transaction described in any of paragraphs (a) through (j) of Item 4 of Schedule 13D promulgated by the Commission. “Schedule 13D Transaction” shall not include any transaction described in paragraph (a) of Item 4 of Schedule 13D if, after taking into account all such contemporaneous transactions, the aggregate beneficial ownership of the Restricted Group shall not have changed.

“Standstill Termination Date” means the earlier of the Director Termination Date or the close of the 2010 annual meeting of the Company’s shareholders; provided, however, the Standstill Termination Date shall be extended to the close of the 2012 annual meeting of the Company’s shareholders if, at  the discretion of the Board of Directors, the Restricted Group Directors are nominated and are elected by the shareholders to terms ending at such 2012 annual meeting.

“Voting Securities” means the Common Stock and any other securities of the Company of any kind or class having the power generally to vote for the election of directors; “Convertible Securities” means securities of the Company which are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities; “Rights to Purchase Voting Securities” means options and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Voting Securities (but not including the Rights); and “Outstanding Voting Securities” means at any time the then issued and outstanding Voting Securities (not including shares issuable upon the conversion of any Convertible Securities or upon the exercise of any Rights to Purchase Voting Securities).

(b)           In addition, the following terms are defined in the Sections set forth below:

“Board of Directors”	— Preamble

“Common Stock”	— Preamble

“Company”	— Preamble

“Managing Trustee”	—Preamble

“Macary”	—Preamble

“Trust”	—Preamble

(c)           Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement and (v) all references to statutes, rules and regulations are to the enumerated statutes, rules and regulations and any successor statute, rule or regulation. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business or trading days are specified.

2.             BOARD OF DIRECTORS

2.1          Composition of Board of Directors.

(a)             No later than October 31, 2007, pursuant to the powers granted to it under the Bylaws the Board of Directors shall accept the resignation of Alan P. Timmins and James B. Hicks, PhD, and appoint Dr. Gil Price and Mr. William Goolsbee as the Restricted Group Directors to fill the vacancies on the Board of Directors created by such resignations.  If such resignations and appointments have not been received, accepted or made effective as of such date, the Company shall be deemed to be in breach of this Agreement, and each member of the Restricted Group shall be relieved of all obligations under this Agreement, without prejudice to any remedies against the Company that each may have under this Agreement, at law or in equity.

(b)            Until the Standstill Termination Date, at each meeting of shareholders of the Company at which the terms of the Restricted Group Directors are scheduled to expire, subject to approval of such Restricted Group Directors by the Nominating and Corporate Governance Committee of the Board of Directors (such approval not to be withheld unless required by the fiduciary duties of the directors serving on such committees), the Board of Directors shall nominate the Restricted Group Directors to stand for election as directors of the Company for a succeeding term in accordance with the Company’s procedures for nomination of directors as provided for in its Bylaws and the charter of the Nominating and Corporate Governance Committee, recommend such election and solicit proxies in respect thereof and vote the shares of Common Stock represented by all proxies granted by shareholders in connection with the solicitation of proxies by the Board of Directors in connection with such meeting in favor of the Restricted Group Directors, except for such proxies that specifically indicate a vote to withhold authority with respect to the Restricted Group Directors.

(c)             Until the Standstill Termination Date, including the Standstill Termination Date, the Board of Directors shall cause any vacancy created on the Board of Directors by reason of the death, resignation or removal of a then serving Restricted Group Director to be filled promptly by a successor Restricted Group Director selected from a list of nominees with high personal integrity and ethics, relevant expertise and professional experience and such other reasonable qualifications, as determined by the Nominating and Corporate Governance Committee of the Board of Directors (such other qualifications to be communicated to the Restricted Group Designee by the Company in the same notice from the Company described in the following sentence) (collectively, “Qualified Nominees”), which shall include not less than two (2) Qualified Nominees for each vacant Restricted Group Director position and the information required by Section 2.2.  Such list shall be submitted by the Restricted Group Designee not more than thirty (30) days following notice from the Company of the effective date of such vacancy in accordance with Section 6.3.  In the event the Restricted Group Designee shall not deliver the list of Qualified Nominees within such 30-day period, the Board of Directors may replace such Restricted Group Director in its sole discretion.

(d)           While serving on the Board of Directors and any committee thereof, each Restricted Group Director shall be entitled to all the rights and privileges of the other directors and committee members, including, without limitation, access to the Company’s outside advisors; provided, however, that each Restricted Group Director shall not be entitled to participate in or observe, and shall upon the good faith request of the Board of Directors or any such committee recuse himself or herself from, any meeting or portion thereof at which the Board of Directors or any such committee is evaluating and/or taking action with respect to (x) the ownership of Voting Securities specifically by any member of the Restricted Group, (y) the exercise of any of the Company’s rights or enforcement of any of the obligations of any member of the Restricted Group under this Agreement or (z) any transaction proposed by, or with, any member of the Restricted Group. The Board of Directors or any such committee shall be entitled to take such actions as it shall deem reasonably necessary or appropriate to carry out the provisions of the preceding sentence.

2.2          Information About Restricted Group Directors.

Notwithstanding anything to the contrary herein, each Restricted Group Director shall be an Independent Director and, in furtherance of this requirement, each Restricted Group Director shall promptly provide to the Company, as the Company may from time to time reasonably request, information regarding such Restricted Group Director for purposes of determining whether the Restricted Group Director is an Independent Director or for inclusion in any form, report, schedule, registration statement, definitive proxy statement or other documents required to be filed by the Company with the Commission or any other Governmental or Regulatory Authority.  In the event that it is determined that a Restricted Group Director is not an Independent Director, the Board of Directors shall notify the Restricted Group Designee of such determination and, not less than 30 days following such notification, the Restricted Group Designee shall provide a list of Qualified Nominees in accordance with Section 2.1.  The Board of Directors shall select a Qualified Nominee for election by the Board of Directors or shareholders of the Company as the case may be.  In no event shall a Restricted Group Director who is not an Independent Director be nominated or elected by  the Board of Directors.   A Restricted Group Director who is no longer independent shall resign as a director not more than 30 days following the request from the Board of Directors.

2.3          Board and Company Policies.

It shall be a precondition to the right of the initial Restricted Group Directors, and their respective successors, to attend any meeting of the Board of Directors or committee thereof that each such individual shall have agreed, in the same manner as each other member of the Board of Directors, to abide by the written policies of the Board of Directors and the committees thereof (including, without limitation, the Code of Business Conduct and Ethics), as amended from time to time, and written policies of the Company applicable to members of the Board of Directors (including, without limitation, the Insider Trading Policy, as amended from time to time).

3.             STANDSTILL AND OTHER AGREEMENTS

3.1          Standstill.

From the date hereof through the Standstill Termination Date, no member of the Restricted Group will, directly or indirectly, (i) engage in any “solicitation” of “proxies” (as such terms are used in the proxy rules promulgated under the Exchange Act, but disregarding the exclusion in clause (iv) of Rule 14a-1(l)(2) but including any exempt solicitation pursuant to Rule 14a-2(b)(1) or (2)), submit any proposal (including nominations of director candidates, except as provided in Section 2.1) for consideration at any annual or special meeting of the shareholders of the Company (including pursuant to Rule 14a-8 promulgated under the Exchange Act), (ii) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to any Equity Securities which proposes to take any action or enter into any transaction that is prohibited by this Section, nor will they provide any financing or other material assistance to any such group for any such purpose, (iii) engage in any Schedule 13D Transaction or file any amendment to the Schedule 13D previously filed by any member of the Restricted Group with the Commission indicating that any member of the Restricted Group has a plan or proposal to engage in, or that it has engaged in, a Schedule 13D Transaction (other than an amendment filed following the execution and delivery of this Agreement announcing such execution and delivery or subsequent filings necessitated by the terms of this Agreement and actions by the parties thereunder); provided, however, that the foregoing prohibition shall not prohibit filings believed in good faith, after consultation with counsel, to be required by law as a consequence thereof; and provided further that, to the extent practicable, any such filings shall be provided to the Company in advance of filing and the Company shall be permitted a reasonable opportunity to comment thereon (it being understood that such filings may be required to be filed with the Commission promptly); (iv) subject to the proviso below, publish (in print or otherwise, whether in connection with an interview, website publication or otherwise) any comments, remarks, articles or online postings (including listings in the form of blogs, chat rooms or otherwise) that are objectively viewed as materially disparaging or denigrating in any way of the Company or, other than in the context of statements not involving the Company, any of its officers, directors, employees (including any calls or suggestions for the resignation or termination of any of the foregoing and including in their capacities as officers, directors or employees of the Company or otherwise), plans, intellectual property or other intangible rights, operating methods, products, product candidates, research and development, results of operation, press releases, articles, publications or papers, the purpose of this subparagraph being that, subject to the proviso below, all members of the Restricted Group will either be supportive of the Company and its officers, directors, employees, plans, results, research, etc., or will be silent with respect thereto; provided, however, notwithstanding the aforesaid, Macary, either directly or through any organization that employs or contracts with him for stock, investment or market analysis, may  publish and distribute analyst reports in Macary’s customary form and manner to his or its clients with respect to whether such clients should buy, sell or hold shares of Company Common Stock so long as such reports do not contain any material non-public information or breach any confidentiality obligation by Macary to the Company.

3.2          Termination of Trust.

Upon the appointment of the Restricted Group Directors as provided above in Section 2.1, Macary shall take all actions necessary to terminate the existence and operation of the Trust, subject to the provisions of this Section.  Without limiting the foregoing, Macary shall post as the Trust’s final posting on the Trust’s website a statement in support of the Company’s actions as described in Section 2.1 above and indicating that the objectives of the Trust have been achieved and, as a result, the Trust is being terminated and all funds previously contributed to the Trust and not expended as of the date of termination will be returned (such posting, at Macary’s discretion, may remain posted of up to 90 days following the date of appointment of the Restricted Group Directors)

4.             REPRESENTATIONS AND WARRANTIES OF THE RESTRICTED GROUP

Subject to any information set forth on the attached Disclosure Schedule, each of the Trust, the Managing Trustee and Macary hereby represents and warrants to the Company as follows:

4.1          Authority.

This Agreement has been duly and validly executed and delivered by each such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2          No Conflicts.

The execution and delivery by each such Party of this Agreement does not, and the performance by such Party’s obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

(a)             conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to such Party or any of such Party’s properties or assets; or

(b)            (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such Party to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any lien upon any of such Party’s properties or assets under, any contract, agreement, plan, permit or license to which such Party is a party.

4.3          Governmental Approvals and Filings.

No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any such Party is required in connection with the execution and delivery of this Agreement, any filing with the Commission required in connection with the execution and/or delivery of this Agreement or the joint press release referred to in Section 6.1.

4.4          Restricted Group Shares.

Except as set forth on Section 4.4 of the Disclosure Schedule, the members of the Restricted Group do not beneficially own any shares of Common Stock.

5.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the other Parties to this Agreement as follows:

5.1          Incorporation.

The Company is a corporation duly incorporated and validly exists under the laws of the State of Oregon. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

5.2          Authority.

The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of Directors, no other corporate action on the part of the Company or its shareholders being necessary. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3          No Conflicts.

The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations under this Agreement and the consummation  of the transactions contemplated hereby will not:

(a)             conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws;

(b)            conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to the Company or any of its properties or asset; or

(c)             (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any lien upon the Company or any of its properties or assets under, any contract, agreement, plan, permit or license to which the Company is a party.

5.4          Governmental Approvals and Filings.

No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution and delivery of this Agreement, other than any filing with the Commission required in connection with the execution and/or delivery of this Agreement or the joint press release referred to in Section 6.1.

6.             GENERAL PROVISIONS

6.1          Publicity.

The Restricted Group Designee and the Company will cooperate with each other in the development and distribution of a joint press release announcing the execution and delivery of this Agreement.  Subject to the Company’s duties and obligations under applicable federal and state securities laws, such press release to be in form and substance reasonably satisfactory to each of the Restricted Group Designee, each Restricted Group Director, and the Company.

6.2          Amendment and Waiver.

(a)             This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

(b)            Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

6.3          Notices.

(a)             For all purposes of this Agreement, the Company shall not be required to recognize any notice purportedly delivered by or on behalf of any other member of the Restricted Group unless such notice is delivered to the Company by or on behalf of the Restricted Group Designee.

(b)            All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or by reputable overnight courier (postage prepaid) to the parties at the following addresses or facsimile numbers:

If to any member of the Restricted Group, to:

AVI Shareholder Advocacy Trust

The Shareholder Advocate, LLC

Attn: Richard Macary

330 Madison Avenue, 6th Flr.

New York, NY 10017

Fax: 212-922-0363

Tel: 646-240-8787

with a copy (which shall not constitute notice) to:

Kirkpatrick & Lockhart Preston Gates Ellis LLP

925 Fourth Avenue, Suite 2900

Seattle, WA 98104-1158

Facsimile: 206-622-7022

Attention: Eric Simonson

If to the Company, to:

AVI BioPharma, Inc.

Suite 1110

One S.W. Columbia Ave.

Portland, Oregon 97258

Facsimile No.:  (503) 227-0751

Attn:  Chief Executive Officer

with a copy (which shall not constitute notice) to:

Davis Wright Tremaine LLP

23rd Floor

1300 S.W. Fifth Avenue

Portland, Oregon 97201

Facsimile: 503-778-5299

Attention: Michael C. Phillips. Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by overnight courier in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

6.4          Entire Agreement.

This Agreement, including all schedules hereto supersede all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.  Notwithstanding anything to the contrary herein, the terms, conditions and provisions of those respective Non-Disclosure Agreements dated as of September 1, 2007 by and between the Company on the one hand and Macary on the other shall remain in full force and effect and nothing herein shall be deemed to modify or effect the enforceability or applicability of such agreements.

6.5          No Third Party Beneficiary.

The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and the other members of the Restricted Group, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

6.6          No Assignment; Binding Effect.

Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Parties hereto without the prior written consent of the other Parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and assigns and legal representatives.

6.7          SPECIFIC PERFORMANCE.

The Parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Agreement and that any Party may, in such Party’s sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection to the imposition of such relief.

6.8          Headings.

The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

6.9          Invalid Provisions.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the intended rights of any party hereto under this Agreement will not be forfeited in any material respect as a result thereof, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

6.10        Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

6.11        Consent to Jurisdiction and Service of Process.

Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Oregon or the Circuit Court for Multnomah County, State of Oregon in any action, suit or proceeding arising in connection with this Agreement, agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein to the extent permitted by law), and agrees to delivery of service of process by any of the methods by which notices may be given pursuant to Section 6.3, with such service being deemed given as provided in such Section; provided, however,  that such consent to jurisdiction is solely for the purpose referred to in this Section 6.11 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Oregon other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

6.12        Counterparts.

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO THAT CERTAIN SHAREHOLDER’S TRUST AGREEMENT DATED AS OF OCTOBER 29, 2007

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives and to be effective on the Effective Date.

COMPANY		TRUST

AVI BioPharma, Inc.		AVI Shareholder Advocacy Trust The Shareholder Advocate LLC Managing Trustee

By:	/s/ K. Michael Forrest	By:	/s/ Richard Macary
Name: K. Michael Forrest		Name: Richard Macary
Title: Chief Executive Officer		Title: Manager

MANAGING TRUSTEE The Shareholder Advocate LLC

		By:	/s/ Richard Macary
Name: Richard Macary
Title: Manager

MACARY

/s/ Richard Macary
Richard Macary